As filed with the Securities and Exchange Commission on February 15, 2000

                                                      Registration No. 333-82563

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
               (formerly "WHITE MOUNTAINS INSURANCE GROUP, INC.")
             (Exact name of registrant as specified in its charter)

            Bermuda                                     94-2708455
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                              80 South Main Street
                        Hanover, New Hampshire 03755-2053
   (Address, including zip code, of registrant's principal executive offices)

                          FOLKSAMERICA HOLDING COMPANY
                       401(k) SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                               Michael S. Paquette
                      Senior Vice President and Controller
                      White Mountains Insurance Group, Ltd.
                              80 South Main Street
                        Hanover, New Hampshire 03755-2053
                                 (603) 643-1567

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by White Mountains Insurance Group, Ltd., a Bermuda company ("White Mountains-Bermuda"), as successor to White Mountains Insurance Group, Inc., a Delaware corporation ("White Mountains (Delaware)"). White Mountains-Bermuda hereby expressly adopts this registration statement on Form S-8 (File No. 333-82563) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 3. Incorporation of Documents By Reference.

     The following documents heretofore filed (Commission file no. 1-8993) with the Commission hereby are incorporated in this Registration Statement by reference:

     (a) Annual Report on Form 10-K of White Mountains (Delaware) for the year ended December 31, 1998;

     (b) Quarterly Report on Form 10-Q of White Mountains (Delaware) for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (c) Current Reports on Form 8-K dated: March 10, 1999; May 27, 1999; June 1, 1999; June 8, 1999; June 17, 1999 (as amended by a Current Report on Form 8-K/A (Amendment No. 1) filed August 17, 1999); June 29, 1999; August 5, 1999; October 18, 1999, November 1, 1999, January 11, 2000
          and January 27, 2000;

     (d) Description of Registrant's common shares, par value $1.00 per share, contained in the Registrant's Form 8-A; and

     (e) the Plan's Annual Report on Form 11-K for the year ended December 31, 1998.

     All documents subsequently filed by Registrant or the Plan pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.

     Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6. Indemnification of Directors and Officers.

     Bye-Law 33 of White Mountains-Bermuda's Bye-Laws provides that White Mountains-Bermuda shall indemnify its officers and directors to the fullest extent possible except as prohibited by the Companies Act 1981 (the "Act"). Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include, for the purposes of the Bye-laws, any Alternate Director or any person appointed to any committee by the Board or any person who is or was serving at the request of White Mountains-Bermuda as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of assets of White Mountains-Bermuda from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to White Mountains-Bermuda shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to White Mountains-Bermuda shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

     White Mountains-Bermuda may purchase and maintain insurance to protect itself and any Director, Officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

     All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 33(1) in connection with any proceeding shall be advanced to such person by White Mountains-Bermuda within twenty (20) business days after the receipt by White Mountains-Bermuda of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by White Mountains-Bermuda at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such per-son to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

     The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

     Section 98 of the Act provides that White Mountains-Bermuda may indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to White Mountains-Bermuda other than his or her own fraud or dishonesty. Bermuda law permits White Mountains-Bermuda to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

     Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.  Exemption From Registration Claimed.

     Not applicable.

ITEM 8. Exhibits.

     The following exhibits are furnished with this Registration Statement:

Exhibit No.           Description

3(a) Memorandum of Continuance of Registrant (incorporated by reference to Exhibit (3)(i) of the Registrant's current report on Form 8-K filed November 1, 1999 (Commission file number 1-8993)).

3(b) Bye-Laws of Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's current report on Form 8-K filed November 1, 1999 (Commission file number 1-8993)).

4 Folksamerica Holding Company 401(k) Savings and Investment Plan and Trust Agreement, as amended (filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-8 dated July 9, 1999 (file no. 333-82563)).

5 The undersigned registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan under
                     Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

23(a)                Consent of KPMG LLP.*

23(b)                Consent of Ernst & Young LLP.*

23(c)                Consent of PricewaterhouseCoopers LLP.*

23(d)                Consent of PricewaterhouseCoopers LLP.*

24                   Powers of Attorney.*

-----------------
*Previously filed.


ITEM 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on the 15th day of February, 2000.

                                  WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                  By  /s/ K. Thomas Kemp
                                      -------------------------------------
                                      Name:   K. Thomas Kemp
                                      Title:  President and Chief Executive
                                              Officer


     The Plan. Pursuant to the requirements of the Securities Act of 1933, Folksamerica Holding Company 401(k) Savings and Investment Plan (the "Plan") has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of February, 2000.

                                  Folksamerica Holding Company 401(k) Savings and Investment Plan


                                  By  /s/ Steve E. Fass
                                      -------------------------------------
                                      Name:      Steve E. Fass
                                      Title:     Member - Plan Investment
                                                 Committee


                                  And:
                                       /s/ Michael Tyburski
                                       -------------------------------------
                                       Name:      Michael Tyburski
                                       Title:     Member - Plan Investment
                                                  Committee

                                  And:
                                       /s/ Hellen Dell
                                       -------------------------------------
                                       Name:      Hellen Dell
                                       Title:     Member - Plan Investment
                                                  Committee


       Signatures                               Title                              Date

                                        President,
                                        Chief Executive Officer and
/s/ Thomas Kemp                         Director
-----------------------------------     (Principal Executive Officer)
K. Thomas Kemp                                                                February 15, 2000
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Authorized U.S. Representative
/s/ Raymond Barrette                    (Principal Financial Officer)
-----------------------------------
Raymond Barrette                                                              February 15, 2000
                                        Senior Vice President and
                                        Controller
/s/ Michael S. Paquette                 (Principal Accounting
-----------------------------------
Michael S. Paquette                      Officer)                             February 15, 2000

/s/ John J. Byrne                       Chairman, Director                    February 15, 2000
-----------------------------------
John J. Byrne

/s/ Patrick M. Byrne                    Director                              February 15, 2000
-----------------------------------
Patrick M. Byrne

/s/ Terry L. Baxter                     Director                              February 15, 2000
-----------------------------------
Terry L. Baxter

/s/ Howard L. Clark, Jr.                Director                              February 15, 2000
-----------------------------------
Howard L. Clark, Jr.

/s/ Robert P. Cochran                   Director                              February 15, 2000
-----------------------------------
Robert P. Cochran

/s/ George J. Gillespie III             Director                              February 15, 2000
-----------------------------------
George J. Gillespie III


                                      -9-


/s/ John D. Gillespie                   Director                              February 15, 2000
-----------------------------------
John D. Gillespie

/s/ Gordon S. Macklin                   Director                              February 15, 2000
-----------------------------------
Gordon S. Macklin

/s/ Frank A. Olson                      Director                              February 15, 2000
-----------------------------------
Frank A. Olson

/s/ Arthur Zankel                       Director                              February 15, 2000
-----------------------------------
Arthur Zankel


                                  EXHIBIT INDEX


Exhibit No.       Description

3(a)              Memorandum of Continuance of Registrant
                  (incorporated by reference to Exhibit
                  (3)(i) of the Registrant's current report on Form 8-K filed November 1, 1999
                  (Commission file number 1-8993)).

3(b)              Bye-Laws of Registrant (incorporated by
                  reference to Exhibit 3(ii) of the
                  Registrant's current report on Form 8-K
                  filed November 1, 1999 (Commission file
                  number 1-8993)).

4 Folksamerica Holding Company 401(k) Savings and Investment Plan Agreement, as amended.*

5 The undersigned registrant hereby undertakes that it will cause the Plan and any amendments thereto to be submitted to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

23(a)             Consent of KPMG LLP.*

23(b)             Consent of Ernst & Young LLP.*

23(c)             Consent of PricewaterhouseCoopers LLP.*

23(d)             Consent of PricewaterhouseCoopers LLP.*

24                Powers of Attorney.*

----------------
*Previously filed.